                                     EXHIBIT 11.1



                                   CONCEPTUS, INC.

                    STATEMENT RE COMPUTATION OF NET LOSS PER SHARE



                                             Three Months                  Nine Months
                                          Ended September 30,          Ended September 30,
                                          1996          1995           1996          1995
                                      -----------    -----------    -----------   ----------
Net loss                                $ (1,723)      $ (1,597)      $ (4,817)     $ (4,111)

Shares used in computing
 net loss per share:

   Weighted average shares
   of common stock outstanding             9,143            186          8,134           179

   Shares related to Staff Accounting
   Bulletin Topic 4D                           -          1,403              -         1,403
                                      -----------    -----------    -----------   ----------

Total shares used in computing
 net loss per share                        9,143          1,589          8,134         1,582
                                      -----------    -----------    -----------   ----------
                                      -----------    -----------    -----------   ----------

Net loss per share                      $  (0.19)      $  (1.01)      $  (0.59)     $  (2.60)
                                      -----------    -----------    -----------   ----------
                                      -----------    -----------    -----------   ----------

Shares used in computing
 supplemental net loss per share:

   Weighted average shares
   of common stock outstanding             9,143            186          8,134           179

   Weighted average shares
   of the assumed conversion
   of redeemable convertible
   preferred stock                             -          4,521            502         4,060
                                      -----------    -----------    -----------   ----------

Total shares used in computing
 supplemental net loss per share           9,143          4,707          8,636         4,239
                                      -----------    -----------    -----------   ----------
                                      -----------    -----------    -----------   ----------

Supplemental net loss per share         $  (0.19)      $  (0.34)      $  (0.56)     $  (0.97)
                                      -----------    -----------    -----------   ----------
                                      -----------    -----------    -----------   ----------


                                             - 15 -